EXHIBIT 10.1
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CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT, AS INDICATED BY "XXX",
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT THAT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  EMPLOYMENT AGREEMENT WITH DR. ELIZABETH LEARY

                                 October 1, 2004

Dear Elizabeth:

I am pleased to extend to you this employment agreement. PBI is an exciting place to work, and I feel confident that your continued employment here will contribute to both your professional growth and to the success of the company.

Effective 10/1/04 your status will be changed to salaried status at the annual rate of $190,000.00, plus standard 10/10 executive bonus plan. Your salary will be payable in semi-monthly installments on the 7th and 22nd of each month.

As a result of your waiver of our health benefits, this offer has been increased by 20%. If you decide to participate in our benefit package in the future your annual salary will be adjusted accordingly.

Your bonus plan includes;

     o 10% Personal milestone if PBI has total revenue of $[XXX] over twelve months beginning October 1, 2004.
     o 10% Company milestone of salary base if total booked sales for PBI Laboratory reach or exceed $[XXX] in booked sales over twelve months beginning October 1, 2004.

You will be subject to the Company's Confidentiality and Invention Assignment Agreement, which is enclosed with this letter and must be signed and returned to Human Resources.

Upon your acceptance, this letter will contain the entire agreement and understanding between you and PBI and supersedes any prior or contemporaneous agreements, understanding, communications, offers, representations, warranties, or commitments by or on behalf of PBI (oral or written). The terms of your employment may in the future be amended but only in writing, which is signed by both you and, on behalf of the company, a duly authorized officer.

If the terms are agreeable to you, please sign and date below.

Sincerely,

/s/ Ron Helm
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Chairman/CEO
Pacific Biometrics, Inc.

I agree to and I accept the employment offer presented above.

/s/ Elizabeth Leary
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CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS PAGE, AS INDICATED BY "XXX",
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT THAT HAS BEEN FILED SEPARATELY WITH THE SEC.